Exhibit 99.1

Calyxt Reports Record Third Quarter 2019 Financial Results

Q3 High Oleic Soybean Product Revenue of $3 Million Represents Highest in Company History

Reiterates 2019 Annual Revenue Guidance of $7 Million to $8 Million

Operational Savings Expected to Extend Cash Runway to Mid-2021

Over 70,000 2020 Acres Contracted as of October 31, 2019

Roseville, MN – November 6, 2019 – Calyxt, Inc. (NASDAQ: CLXT), a plant-based technology company focused on healthy food ingredients, has reported results for its third quarter ended September 30, 2019.

Key Third Quarter and Subsequent Highlights

•	Revenue increased to a record $3.0 million in the quarter, driven by increased sales volumes of High Oleic Soybean Meal and Calyno® High Oleic Soybean Oil to our growing customer base.

o	Sysco’s customer count is now above 60 for Calyno High Oleic Soybean Oil.

•	Continue to maintain our 2019 revenue forecast of $7.0 million to $8.0 million as the crush and sales plan we have in place for the fourth quarter is expected to deliver achievement of our guidance.

o	Completed purchase of all remaining grain from the 2018 harvest.

•	Net cash used in all activities for the third quarter of 2019 was $10.0 million, substantially in line with previously announced financial guidance of $3.0 million to $3.25 million per month.

o	Cash and cash equivalents totaled $66.4 million as of September 30, 2019.
o	Operational savings expected to extend cash runway to mid-2021.
•	2020 contracted acreage target for High Oleic Soybeans remains at 100,000 acres, an increase from 36,000 planted acres in 2019 and on track to achieve our goal of doubling contracted acres annually.

o	As of October 31, 2019, we had contracted more than 70,000 acres for 2020.

o	We will offer five new soybean varieties to support our geographic expansion and acreage growth in 2020.

•

We continue to develop products in our R&D pipeline as well as R&D exploration in canola, hemp, oats, peas, peanuts, potatoes, soybeans and wheat, reaffirming Calyxt’s position as an innovation platform.

o	Product development efforts are focused on wellness, plant-based proteins and sustainability.
o	We are exploring potential collaborations with third parties for product ideas as part of an expanded go-to-market strategy.
•

Partnered with Landus Cooperative, the sixth largest grain company in North America based on storage capacity, to expand our geographic footprint for acreage growth and weather-risk diversity by adding Landus’ seed distribution, agronomy support, grain storage and transportation services for our High Oleic Soybeans.

•	Strengthened leadership team to support commercial growth opportunities with the appointments of:
o

Keith Blanks to the newly created position of Senior Vice President of Sales and Marketing with a focus on driving sales growth of Calyno soybean oil to food manufacturers, foodservice distributors and operators, and other channels.

o

Manoj Sahoo as Chief Business Development and Supply Chain Officer, focusing his efforts on the development of strategic collaborations for our product candidates and the continued development and optimization of our supply chain.

Management Commentary

“The third quarter of 2019 was marked by a highly encouraging level of market acceptance and growing interest for our proprietary High Oleic, premium soybean oil and our first commercial product,” said Jim Blome, Chief Executive Officer. “We are expanding our geographic footprint and generating weather-risk diversity by growing 2020 acres, bringing five new varieties to market and adding Landus’ seed distribution and agronomy support for our High Oleic Soybeans.”

“The TALEN® technology, which powers our innovation platform, is particularly exciting, allowing us to produce a plant that is based on precise and targeted changes to its natural genome. With our established processes we can develop a healthier food ingredient in a short amount of time relative to other development processes. Moreover, we believe we have an exciting product pipeline that we intend to advance over time either through our own commercial organization or in collaboration with other industry participants with established market access and scale,” continued Blome.

“Following our successful completion of a voluntary consultation with the Food and Drug Administration in February 2019, we launched our first commercial product, Calyno, which is a High Oleic Soybean Oil with zero grams of trans fat per serving, a reduced saturated fat content, low polymerization levels, and other unique benefits that make it particularly attractive in multiple food manufacturing and foodservice applications.”

“Additionally, one of the world’s largest food service distributors, Sysco, took notice of the strong introduction and currently stocks and sells Calyno to its customers. Sysco’s customer count is now above 60 as commercial kitchens recognize the ROI possibilities that our oil can bring to their bottom line with up to 3X fry life and less varnish compared to commodity oils. Our research indicates that oil is one of the largest drivers of food costs in many restaurants and that the foodservice oil market is a $7.6 billion market segment, representing a large addressable market. We also see progress with food manufacturing, as large-scale industry participants accelerate their testing of specific applications of our oil. This $4.7 billion market segment is particularly appealing because our technology can deliver key characteristics like high stability, long shelf life and low polymerization,” explained Blome.

“To power Calyno’s growth trajectory, we have built out our supply chain – partnering with nearly 175 farmers in the Upper Midwest to grow our proprietary soybeans. Our collaboration with Agtegra, a farmer-owned grain and agronomy cooperative with more than 6,300 active member-owners in eastern North and South Dakota commenced in early 2019 and positions Calyxt with seed distribution, agronomy support, grain storage and transportation services. During the third quarter, we engaged Landus to increase our geographic footprint for acres by adding their seed distribution, agronomy support, grain storage and transportation services in Iowa. With the addition of Landus to our geographic footprint, we now have reach to 40% of the soybean acres grown in the United States. Based on these developments and our current progress, we are reiterating our 100,000 contracted acre target for 2020, up from 36,000 planted acres in 2019.”

“We continue to drive our R&D pipeline and expand it to include R&D exploration in canola, hemp, oats, peas, peanuts, potatoes, soybeans and wheat, which advances our leadership position as an innovation platform. We also expanded our go-to-market strategy by seeking to develop collaborations with third parties for that innovation. We anticipate these collaborations will deliver new revenue streams and will drive the monetization of our technology platform,” said Blome.

“From an operating perspective, we have assembled a strong leadership team to drive the business and are adding strategic hires to the team. We are seeing additional revenue opportunities as well as strategic opportunities for our product pipeline. We are excited to deliver healthier food and food ingredients to consumers and I look forward to leveraging our first-mover advantage and cutting-edge technology to create long-term, sustainable value for our shareholders,” concluded Blome.

Third Quarter 2019 Financial Results

•

Revenue in the third quarter of 2019 increased to a record $3.0 million, primarily driven by scaling crush activity, generating sales momentum in soybean oil through foodservice distribution and continued testing with large food manufacturers.

•

R&D expenses in the third quarter of 2019 were $3.6 million, compared to $3.4 million in the third quarter of 2018. The increase in R&D expenses is primarily due to an increase in non-cash stock compensation expense of $567,000, a reversal of payroll tax benefits that are no longer realizable of $536,000 and the addition of personnel. R&D expenses for the third quarter of 2018 included $1.1 million of grain costs we incurred prior to our commercialization in the first quarter of 2019, which affects the comparability of R&D expenses year over year.

•

SG&A expenses in the third quarter of 2019 were $6.2 million, compared to $3.3 million in the third quarter of 2018. The increase was driven by higher non-cash stock compensation costs of $1.6 million, increased personnel costs of $880,000 and an increase in professional fees expenses of $455,000. The increases in personnel costs and professional fees are partially offset by a reduction in the management fees we paid Cellectis, as we completed the internalization of nearly all services previously provided by Cellectis as of September 30, 2019.

•	Net cash used in the third quarter of 2019 was $10.0 million, substantially in line with previously announced financial guidance of $3.0 million to $3.25 million per month.
•

Net loss for the third quarter of 2019 was $10.7 million, or $(0.32) per basic and diluted share, compared to a net loss of $7.5 million, or $(0.23) per basic and diluted share, in the third quarter of 2018. The increase was driven by higher non-cash stock compensation expenses of $2.1 million and costs associated with the launching our first products in 2019.

•

Adjusted EBITDA, a non-GAAP measure, increased to a loss of $6.9 million for the third quarter of 2019 from a loss of $6.4 million in the third quarter of 2018 driven by increases personnel costs, as the costs of commercialization in 2019 were largely offset by reductions in grain costs expensed as R&D in 2018. See below under the heading “Use of Non-GAAP Financial Information” for a discussion of Adjusted EBITDA and a reconciliation of Net Loss to Adjusted EBITDA, the most comparable GAAP measure.

•	Cash and cash equivalents totaled $66.4 million as of September 30, 2019 compared to $93.8 million as of December 31, 2018.

“I am pleased with our cash usage trajectory in the third quarter of 2019,” added Bill Koschak, Chief Financial Officer of Calyxt. “We have largely completed investing in our G&A platform required to scale the organization. Future investments are expected to be in R&D as we grow our pipeline and collaboration projects, and in sales, supply chain, quality and food safety to support growth in our soybean product lines. We reiterate our prior FY2019 financial guidance of $7 million to $8 million in revenue and $3 million to $3.25 million in cash usage per month.

“Taking into account our anticipated usage going forward, including operational savings we have identified, I believe our cash position will be sufficient to fund operations to mid-2021,” concluded Koschak.

Third Quarter 2019 Results Conference Call

Calyxt, Inc. will hold a conference call today at 4:30 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2019. Chief Executive Officer Jim Blome, Chief Financial Officer Bill Koschak, Chief Business Development and Supply Chain Officer Manoj Sahoo, Chief Technology Officer Dr. Travis Frey, and Senior Vice President of Sales & Marketing Keith Blanks will host the conference call, followed by a question and answer session.

To access the call, please use the following information:

Date:	Wednesday, November 6, 2019
Time:	4:30 p.m. EST, 1:30 p.m. PST
US & Canada dial-in number:	+1 (877) 407-9747
International dial-in number:	+1 (412) 902-0044
Conference ID:	13695884

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please contact MZ Group at +1 (949) 491-8235.

The conference call will be broadcast live and available for replay at https://bit.ly/35StOWl and via the investor relations section of the Company’s website here.

A replay of the call will be available for one month following the conference call.

Toll Free Replay Number:	+1 (877) 660-6853
International Replay Number:	+1 (201) 612-7415

Replay ID:	13695884

About Calyxt

Calyxt (NASDAQ: CLXT) is a plant-based technology company that utilizes our patented technology to “Make The Food You Love A Healthier Choice™”. The care we take extends beyond nutritional value. We partner with farmers and food companies to deliver traceable plant-based products developed to be healthier and more sustainable than their conventional counterparts. We use cutting edge plant breeding techniques to develop products that help improve diets. We continuously pursue innovation to deliver good food that is good for you.

Calyxt is located in Roseville, MN and is listed on the NASDAQ market (ticker: CLXT). For further information, please visit our website at www.calyxt.com.

Use of Non-GAAP Financial Information

To supplement our unaudited financial results prepared in accordance with GAAP, we present Adjusted EBITDA, which is not a measure defined by GAAP. We define Adjusted EBITDA as Net Loss excluding Interest, net, Income tax expense, Depreciation and Amortization expense, Stock-based compensation, Payroll tax benefits that are no longer realizable, Section 16 officer transition expenses and Forward Purchase Contract gains and losses. We provide in the table below a reconciliation of Net Loss to Adjusted EBITDA, which is the most directly comparable GAAP financial measure. Adjusted EBITDA is not meant to be considered in isolation or as a substitute for financial information presented in accordance with GAAP, and Adjusted EBITDA should be viewed as supplemental and in addition to Net Loss. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures, which exclude charges that have an effect on our reported financial results. In addition, other companies may report Adjusted EBITDA or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure.

Because Adjusted EBITDA excludes non-cash items and discrete or infrequently occurring items, we believe that Adjusted EBITDA provides investors with useful supplemental information about the operational performance of our business and facilitates comparison of our financial results between periods where certain items may vary significantly independent of our business performance. Moreover, our presentation of Adjusted EBITDA enhances transparency because our management team utilizes this metric in evaluating, and making operational decisions, regarding our business.

The tables below present a reconciliation of Net Loss to Adjusted EBITDA:

	Three months ended September 30,
In Thousands	2019	2018
Net loss (GAAP measure)	$(10,669)	$(7,483)
Non-GAAP adjustments:
Stock-based compensation	2,705	589
Interest, net	(32)	(228)
Income tax expense	—	—
Depreciation & amortization	362	356
Payroll tax benefits that are no longer realizable	536	(40)
Section 16 officer transition expenses	193	374
Loss on Forward Purchase Contracts	—	50
Adjusted EBITDA	$(6,905)	$(6,382)

	Nine months ended September 30,
In Thousands	2019	2018
Net loss (GAAP measure)	$(27,477)	$(19,429)
Non-GAAP adjustments:
Stock-based compensation	6,565	3,016
Interest, net	(296)	(88)
Income tax expense	—	—
Depreciation & amortization	1,051	727
Payroll tax benefits that are no longer realizable	411	(48)
Section 16 officer transition expenses	1,054	374
Loss on Forward Purchase Contracts	—	413
Adjusted EBITDA	$(18,692)	$(15,035)

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial or operating performance, our anticipated product pipeline, collaboration or growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by applicable laws.

Certain market and industry data and forecasts included in this press release were obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management's knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.

Calyxt Media Contact:

Trina Lundblad, Director of Corporate Communications

(612) 790-0514

media@calyxt.com

Calyxt Investor Relations Contact:
Chris Tyson

Managing Director

MZ Group – MZ North America
(949) 491-8235

CLXT@mzgroup.us
www.mzgroup.us

CALYXT, INC.

BALANCE SHEETS

(In Thousands, Except Par Value and Share Amounts)

	September 30, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$66,434	$93,794
Restricted cash	381	381
Trade accounts receivable	1,304	—
Due from related parties	69	46
Inventory	2,371	—
Prepaid expenses and other current assets	1,109	1,301
Total current assets	71,668	95,522
Non-current restricted cash	1,135	1,113
Land, buildings, and equipment	23,337	21,850
Other non-current assets	270	306
Total assets	$96,410	$118,791
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$945	$818
Accrued expenses	1,958	2,007
Accrued compensation and benefits	1,783	1,305
Due to related parties	705	1,905
Current portion of financing lease obligations	349	258
Other current liabilities	51	711
Total current liabilities	5,791	7,004
Financing lease obligations	18,331	18,227
Other non-current liabilities	159	163
Total liabilities	24,281	25,394
Stockholders’ equity:
Common stock, $0.0001 par value; 275,000,000 shares authorized; 32,926,312 shares issued and 32,867,413 shares outstanding as of September 30, 2019, and 32,664,429 shares issued and 32,648,893 shares outstanding as of December 31, 2018	3	3
Additional paid-in capital	182,948	176,069
Common stock in treasury, at cost; 58,899 shares	(875)	(230)
Accumulated deficit	(109,892)	(82,445)
Accumulated other comprehensive loss	(55)	—
Total stockholders’ equity	72,129	93,397
Total liabilities and stockholders’ equity	$96,410	$118,791

CALYXT, INC.

STATEMENTS OF OPERATIONS

(Unaudited and in Thousands Except Shares and Per Share Amounts)

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenue	$2,967	$27	$3,533	$234
Operating expenses:
Cost of revenue	3,528	—	3,865	—
Research and development	3,579	3,440	8,536	7,850
Selling, general and administrative	6,248	3,311	17,723	9,914
Management fees and royalties	305	975	1,117	1,957
Total operating expenses	13,660	7,726	31,241	19,721
Loss from operations	(10,693)	(7,699)	(27,708)	(19,487)
Interest, net	32	228	296	88
Foreign currency transaction loss	(8)	(12)	(35)	(30)
Loss before income taxes	(10,669)	(7,483)	(27,447)	(19,429)
Income taxes	—	—	—	—
Net loss	$(10,669)	$(7,483)	$(27,447)	$(19,429)
Basic and diluted loss per share	$(0.32)	$(0.23)	$(0.84)	$(0.65)
Weighted average shares outstanding - basic and diluted	32,866,467	32,381,010	32,759,194	30,040,926

CALYXT, INC.

STATEMENTS OF CASH FLOWS

(Unaudited and in Thousands)

	Nine months ended September 30,
	2019	2018
Operating activities
Net loss	$(27,447)	$(19,429)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,051	727
Stock-based compensation	6,565	3,016
Unrealized foreign exchange gain	—	12
Changes in operating assets and liabilities:
Trade accounts receivable	(1,304)	—
Due to/from related parties	(1,223)	576
Inventory	(2,371)	—
Prepaid expenses and other assets	192	(341)
Accounts payable	127	355
Accrued expenses	(49)	880
Accrued compensation and benefits	478	70
Other accrued liabilities	(743)	518
Other non-current assets	36	16
Net cash used by operating activities	(24,688)	(13,600)
Investing activities
Purchases of land, buildings and equipment	(2,538)	(830)
Net cash used by investing activities	(2,538)	(830)
Financing activities
Costs incurred related to the issuance of stock	—	(222)
Proceeds from issuance of common stock	—	57,706
Repayments of financing lease obligations	(195)	—
Proceeds from the exercise of stock options	314	2,128
Costs incurred related to shares withheld for net share settlement	(645)	—
Proceeds from the sale and leaseback of land, buildings, and equipment	414	—
Net cash (used) provided by financing activities	(112)	59,612
Net (decrease) increase in cash, cash equivalents and restricted cash	(27,338)	45,182
Cash, cash equivalents and restricted cash - beginning of period	95,288	56,664
Cash, cash equivalents and restricted cash - end of period	$67,950	$101,846